Exhibit 10.19

AMENDMENT TO LICENSE AGREEMENT

Dated as of September 25, 2024

Between:

TRAILER PARK BOYS INCORPORATED

(“TPB”)

140 Ilsley Ave

Dartmouth, Nova Scotia B3B 1V1

Canada

And:

HEMPTOWN ORGANICS CORP.

(“Hemptown”)

750-1095 W Pender St.

Vancouver, British Columbia, V6E 2M6

Canada

and its subsidiary

Functional Brands Inc. (formally HT Naturals Inc.)

(“Functional Brands”)

6400 SW Rosewood St

Lake Oswego, OR 97035

USA

(“Hemptown and Functional Brands are sometimes collectively referred to as the “Licensee”)

WHEREAS the following documents have been entered into or issued in respect of the licensing of Trailer Park Boys intellectual property to the Licensee (copies of which are attached as Schedule “A”): (i) License Agreement dated as of July 12, 2021 between TPB and the Licensee (Contract #: HEM2021-001) (the “Original Agreement’’); (ii) letter from Hemptown to TPB dated July 13, 2022 (the “First Letter”); (iii) Deal Memo dated October 6, 2022 between HempTown Naturals and TPB (the “Deal Memo”); (iv) letter from HempTown USA to TPB dated September 21, 2023 (the “Second Letter”); (v) Amendment to License Agreement dated January 20, 2023 between TPB and the Licensee (the “First Amendment”); and an Amendment to License Agreement dated August 16, 2023 between TPB and the Licensee (the “Second Amendment”) (the Original Agreement, the First Letter, the Deal Memo, the Second letter, the First Amendment and the Second Amendment are sometimes collectively referred to as the “Agreement”);

AND WHEREAS TPB and Licensee wish to settle certain outstanding matters under the Agreement and amend certain terms of the Agreement;

NOW THEREFORE, for valuable consideration, the receipt and sufficiency of which is acknowledged, the parties agree as follows:

I. Notwithstanding anything to the contrary in the Agreement, Paragraph 2 of the Original Agreement shall be entirely deleted and replaced with the following:

Products: The “Products” are the following types of goods or services to be created by or for Licensee hereunder based upon or using the Property, together with all corresponding components, parts, subparts, accessories, containers, and packaging materials:

HEMP DERIVED PRODUCTS:

●	HempTown Naturals and HempTown USA Hemp Stix co-branded with the Property (with lab-certified less than 0.3%THC)

●	HempTown Naturals and HempTown USA Hemp Derived Gummies co-branded with the Property (with lab-certified less than 0.3% THC)

●	HempTown Naturals and HempTown USA Hemp Derived Drink Enhancers co-branded with the Ptoperty (with lab-certified less than 0.3% THC)

●	HempTown Naturals and HempTown USA Hemp Derived Blunts co-branded with the Property (with lab-certified less than 0.3% THC)

●	HempTown Naturals and HempTown USA Hemp Derived seeds co-branded with the Property (with lab-certified less than 0.3% THC)

●	Any future Hemp Derived products will be introduced, coordinated and subject to the mutual written approval of Licensee and TPB (e-mail to suffice)

II. Notwithstanding anything to the contrary in the Agreement, Paragraph 4 of the Original Agreement shall be entirely deleted and replaced with the following:

Gua1-antees: The minimum royalties and entitlements that Licensee is obligated to pay and issue to TPB (the “Guarantees”) are set forth below:

●	In relation to the Original Agreement:

o	A total guaranteed payment of $200,000 USD and 600,000 Common Shares in the capital of Hemptown

●	In relation to the First Letter

o	An additional 400,000 Common Shares in the capital of the Hemptown

●	In relation to the Deal Memo:

o	A guaranteed payment of $500,000 USD by Licensee to TPB

To date, the following amounts have been paid

●	In relation to the Original Agreement and the First Letter:

o	$200,000 USD paid; and

o	1,000,000 Common Shares in the capital of Hemptown have been issued to TPB.

●	In relation to the Deal Memo:

o	USD $225,000 paid to TPB

Licensee currently owes TPB the amount of $275,000 USD. This payment shall be paid unconditionally to TPB in the following installments on the following dates:

●	November 1, 2024	$25,000 USD

●	January 1, 2025	$50,000 USD

●	April 1, 2025	$50,000 USD

●	July 1, 2025	$75,000 USD

●	October 1, 2025	$75,000 USD

Hemptown is currently planning to issue an IPO. In the event that such IPO is executed by Hemptown, an additional $50,000 USD in stock value in Hemptown will be issued immediately upon execution of the IPO.

In addition, Licensee will pay to TPB upon execution of this Amendment the amount of $25,000 USD.

III. Notwithstanding anything to the contrary in the Agreement, Paragraph 5 of the Original Agreement shall be entirely deleted and replaced with the following:

Royalty Rates. The royalty rates from which Royalties are calculated hereunder (the “Royalty Rates”) are as follows:

Hemp Stix:

(a)	The “Direct-to-Consumer Royalty Rate” is thirty percent (30%)

(b)	The “Wholesale Royalty Rate” is thirty percent (30%)

(c)	The “Distribution Royalty Rate” exclusively to HS Wholesale (with headquarters located at 511 S Vista Ave, Addison, Illinois, 60101, United States) is twenty percent (20%)

Hemp Derived Gummies:

●	20% of gross sales (defined as all sums received or credited in respect of sales)

Hemp Derived Blunts:

●	15% of gross sales (defined as all sums received or credited in respect of sales)

Drink Enhancers:

●	20% of gross sales (defined as all sums received or credited in respect of sales)

Hemp Derived Seeds:

●	20% of gross sales (defined as all sums received or credited in respect of sales)

IV. Notwithstanding anything to the contrary in the Agreement, Paragraph 8 of the Original Agreement shall be deleted in its entirety and replaced by the following:

Term: The term of this Amendment (the “Term”) will commence on the Effective Date and expire on December 31, 2025, unless sooner terminated as provided in this Agreement.

V. The Licensee hereby confirms and agrees that it HempTown Naturals and HempTown USA are business names of Hemptown.

VI. This Amendment addresses and settles certain previous breaches of contract committed by the Licensee in respect of the Agreement. TPB hereby reserves and retains all rights and available remedies, at law and in equity, to enforce the Agreement as against the Licensee. If the first payment is not made on or before November 1, 2024 as required in Section II above, TPB shall have the right in its sole discretion to terminate the Agreement (including this Amendment) in writing. In the event of such termination: (i) Licensee shall continue to pay any Royalties due and owing as of the date of termination; and (ii) Licensee shall cease and desist all sales, advertising, promotion and other use of the Property.

VII. All other terms of the Agreement shall remain in full force and effect, except as amended hereby.

VIII. All capitalized terms not defined herein shall have the meanings ascribed thereto in the Agreement.

IX. This Amendment may be executed in separate counterparts by the parties and each counterpart shall when executed and delivered be an original document, but all counterparts put together constitute one and the same instrument. Delivery of an executed counterpart of this Agreement by electronic transmission in PDF or by DocuSign shall be equally effective as delivery of a manually executed counterpart of this Agreement.

X. Each provision of this Amendment is intended to be severable and if any provision is illegal or invalid in any jurisdiction, this will not affect the validity of such provision in any other jurisdiction or the validity of the remainder.

XI. This Agreement shall enure to the benefit of and be binding upon the parties hereto, their respective successors and permitted assigns.

XII. Notwithstanding anything to the contrary in the Agreement, the Agreement and the parties’ performance hereunder shall be construed according to, and governed by the laws of the Province of Nova Scotia and the laws of Canada applicable therein. The parties agree that any claims or litigation between them relating to or arising out of the Agreement shall only be filed in a court of competent jurisdiction located in Halifax, Nova Scotia. Should such claim or litigation be filed in a court not located in Halifax, Nova Scotia, the parties hereto consent and agree to its transfer to or dismissal and re-filing in a court of competent jurisdiction located in Halifax, Nova Scotia.

AGREED TO AND ACCEPTED as of the date first written above by:

TRAILER PARK BOYS INCORPORATED		HEMPTOWN ORGANICS CORP.

By:		By:	/s/ Eric Gripentrog
Eric Gripentrog
Its:	President	Its:	CEO

FUNCTIONAL BRANDS INC.
(formally HT Naturals Inc.)

By:	/s/ Eric Gripentrog
Eric Gripentrog
Its:	CEO

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